Exhibit 16.1

June 28, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.

20549-7561 USA

Dear Sirs/Madams:

We have read Item 16F of Brookfield Renewable Energy Partners L.P.’s Amendment No. 1 to the Form 20-F dated June 28, 2012, and have the following comments:

1.	We agree with the statements made in paragraphs one, two and four in the section “Change in Registrant’s Certifying Accountant”.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants